Exhibit 99.1

Equity LifeStyle Properties

Our Story

One of the nation’s largest real estate networks with 388 properties containing 144,244 sites in 32 states and British Columbia

Unique business model

Own

Low maintenance costs/customer turnover costs Lease developed sites

High-quality real estate locations

More than 80 properties with lake, river or ocean frontage More than 100 properties within 10 miles of coastal United States Property locations are strongly correlated with population migration Property locations in retirement and vacation destinations

Stable, predictable financial performance and fundamentals

Balance sheet flexibility

In business for more than 40 years

1

Property Locations

4	3 2

WA ME ND

MN

4	MT 3 OR VT

WI NY

WY 4 MI NH ID 4 CA SD 2 2 3 MA

NV 3 RI

7	NE IA 5 PA 6 6 6 IN OH

UT CO IL 6 NJ

9 2 2

16 WV DE

4	7 KS

AZ MO KY VA

11 NM NC 4 TN

6	26 OK AR
6	SC

MS

TX AL GA LA

FL 8

6

17 11 37

14 4 14

9

10

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Steady,Predictable Revenue Streams Property Operating

Revenue Buckets (1)

Property/Site composition Transient 5.3%

202 manufactured/resort Seasonal 3.8%

home communities

u71,700 sites Annual

Right to Use

186 RV resorts 7.2%

u72,600 sites

uAnnuals 26,900 Annual RV

uSeasonal 10,800 15.3%

uTransient 10,800

uMembership sites 24,100 Annual MH

68.4%

Note:

(1) Property revenue buckets reflect estimated 2016 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 26, 2016 (“ELS Reports Fourth Quarter Results”).

All Annual Revenue = 90.9%

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Our Lifestyle Options

Customers own the units they place on our sites

Manufactured

Resort cottages vehicles (park models)

Recreational

We offer a lifestyle and a variety of product options to meet our customers’ needs We seek to create long-term relationships with our customers

Manufactured Home

RV Resort Cottage

4

Favorable Customer Demographics

The population of people age 55 and older is expected to grow 26% from 2016 to 2031 Roughly 10,000 Baby Boomers will turn 65 every day through 2030

U.S. Population Over Age 55 (in thousands)

120,000 100,000 80,000 60,000 40,000 20,000

0

2016 2021 2026 2031

New Residents

MH Average age: 58 years RV Average age: 55 years

Note:

Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010.

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Track Record 10-Year Total Return Performance

Item IPO Year—1993 2016

Properties 41 388 Sites 12,312 144,244 States 16 32 FFO Per Share (1) $0.47 $3.20 Normalized FFO Per Share (1) $0.47 $3.20 Common Stock Price (2) $6.44 $65.92

Total Return Performance Since IPO

Enterprise Value (3) $296 million $8.3 billion Dividend Paid Cumulative (4)—$19.27 Cumulative Total Return (5)—2,727% S&P 500 Total Return (5)—590%

Note:

(1) See pages 11 and 12 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K. The 2016 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 26, 2016.

(2) The 1993 stock price is adjusted for stock splits; the 2016 price is the closing price as of January 29, 2016. (3) The 2016 enterprise value is as of January 31, 2016. See page 9.

(4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through Notes: January 31, 2016 and adjusted for stock splits. Source: SNL Financial

(5) Source: SNL Financial from IPO through January 31, 2016 (calculation assumes common dividend reinvestment). (1) Total return calculation assumes dividend reinvestment.

(2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe.

(3)	Stock price date from IPO as of January 29, 2016.
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Consistent Same Store NOI Growth and Outperformance

3.8

ELS has maintained 3.0 positive same store NOI growth in all 3.0 quarters at least Q3 since 1998.

98 99 99 00 00 01 01 02 02 03 03 04 04 0505 06 0607 07 08 08 09 09 10 10 11 11 12 12 13 1314 14 15 15

3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q1Q3Q1Q3Q1Q3Q 1Q 3Q 1Q 3Q 1Q3Q

Note:

(1) Source for Same Store NOI data: Citi Investment Research, November 2015. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty.

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Comparison of ELS to Multifamily

Same

Store

NOI

Indexed

Growth

(1)

ELS compounded Same Store 190

NOI growth rates significantly 180

outperformed the REIT Multifamily 170

160

industry since 1999. 150

140

130

120

110

100

ELS (2) Multi-family Index(2)

Note:

(1) Source: Citi Investment Research, May 2015. Same Store Indexed Growth assumes initial investment of $100 multiplied by the annual same store NOI growth rate. (2) Source: Citi Investment Research, May 2015. Averages equal annualized quarterly same store NOI averages collected by Citi.

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Capital Structure

As of January 31, 2016 (in millions)

Total enterprise value is $8.3 billion

Debt to enterprise value is 25.7% Debt Maturity

$400 million available line of credit $350,000

$300,000

OPU’s $475.1, 5.7% thousands) $250,000 Term Loan $200.0, 2.4% Preferred $136.1, 1.6% (in

Debt $200,000 $150,000

$100,000

Common(1)

Mortgage Debt $67. 5,568. 0%5 Outstanding $50,000 $23. 1,932. 3%5 $0

‘16 ‘17 ‘18 ‘19 ‘20 ‘21 ‘22 ‘23 ‘25 ‘28 ‘34 ‘38 ‘39 ‘40

Year Fully Amortizing Debt

Secured Unsecured

Note:

(1)	Stock price as of January 29, 2016.

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Performance Update

198 Manufactured Home Communities(1) • 185 RV Resorts(1) Core(2) occupancy of 93% as of 01/31/2016 Core resort base rental income Core occupancy has grown 25 consecutive growth for the month ended quarters through 12/31/2015 01/31/2016 is 5.1%(3) u Core community base rental income growth u Core rental income growth rate for the month ended 01/31/2016 is 4.2%(3) from annuals for the month ended 01/31/2016 is 6.1%(3)

Note:

(1)	Excludes joint venture sites.
(2)	Core Portfolio is defined as properties acquired prior to December 31, 2014.

The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended January 31, 2015.

10

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: the The heading forward-looking “Risk Factors” statements in our contained 2014 Annual in this Report presentation on Form are 10-K subject and our to certain Quarterly economic Report on risks Form and 10-Q uncertainties for the quarter described ended under update March 31, or supplement 2015. See Form forward-looking 8-K filed January statements 26, 2016 that for become the full untrue text of because our forward-looking of subsequent statements. events. All We projections assume no are obligation based on to 2015 or 2016 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of Funds From Operations (FFO) 2012 2013 2014 2015 2016 (1)

Net income available for common shares $54.8 $106.9 $118.7 $130.1 $161.8

Income allocated to common OP units 5.1 9.7 10.5 11.1 13.8 Right-to-use contract revenue and commissions deferred, net 3.5 3.3 2.9 2.7 2.7 Depreciation on real estate assets and other 100.0 102.7 101.2 104.0 104.3 Depreciation on rental homes 6.1 6.5 10.9 10.7 10.5 Depreciation on discontinued operations — 1.5 —— -Amortization of in-place leases 45.1 1.9 4.0 2.4 1.5 Gain on real estate (4.6) (41.5) (1.5)— -

FFO available for common shares 210.0 191.0 246.7 261.0 294.6

Change in fair value of contingent consideration asset (0.5) 1.4 (0.1) — -Transaction costs 0.2 2.0 1.6 1.1 -Loss from early extinguishment of debt 0.5 37.9 5.1 16.9 -

Normalized FFO available for common shares $210.2 $232.3 $253.3 $279.0 $294.6

Note:

(1) The 2016 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 26, 2016.

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Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the up-front non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.

We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

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Equity LifeStyle Properties

Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com

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